EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IS NOT A "REGISTERED SECURITY" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT.  THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE MAKER.

AMENDED AND RESTATED
SECURED SUBORDINATED PROMISSORY NOTE

XEDAR CORPORATION

Original Principal Balance: $2,000,000 so much thereof as actually advanced	Issue Date: March 3, 2008, as amended and restated April 24, 2008
Interest Rate: 6.00%	Due Date: 12/31/2008

FOR VALUE RECEIVED, XEDAR CORPORATION, a Colorado corporation ("Maker"), whose address is 8310 South Valley Highway, Suite 220, Englewood, CO 80112, hereby unconditionally promises to pay to the order of the Hugh H. Williamson, III (together with any authorized subsequent holder, are hereinafter referred to as "Holder") whose address is 3773 Cherry Creek North Drive, Suite 995, Denver, Colorado 80209, the principal sum of Two Million Dollars and No Cents ($2,000,000), or so much thereof as is actually advanced from time to time, pursuant to the terms hereof and in accordance with that certain Pledge and Security Agreement, dated as of the issue date hereof ("Pledge") and all other documents executed in connection with the loan evidenced by this secured subordinated promissory note ("Note") (this Note, the Pledge, and all other documents executed in connection herewith are collectively referred to as the "Loan Documents"), together with interest thereon, from and after the date hereof, at an annual rate determined in accordance with the terms set forth herein, on all unpaid balances until paid in full.

All payments required hereunder shall be made in lawful currency of the United States of America and shall be paid by Maker to Holder as specified herein, or to such other person or entity, or at such other place, as Holder hereof may designate from time to time in writing.

Interest shall accrue on all principal amounts advanced to Maker hereunder at the rate of six percent (6%) per annum from and after the date of each advance made pursuant hereto.  Interest will be calculated on the basis of a 365-day year.

Maker shall pay all unpaid, outstanding, and accrued interest, on all amounts advanced hereunder, in regular monthly installments, commencing on the last day of each month beginning March  31, 2008.

Unless prepaid by Maker, the entire unpaid principal balance, together with all accrued and unpaid interest, and all other amounts due and owing under the terms of this Note and the Loan Documents shall be due and payable, and shall be paid, in full, on the earlier of the receipt of at least $10 million in new funding or on December 31, 2008 ("Maturity Date").

Maker may prepay the entire debt evidenced by this Note, or any portion thereof, at any time and from time to time, without penalty or premium. All prepayments of principal or interest shall be applied to the latest interest or principal payments to be paid under this Note and shall not reduce or delay subsequent installment payments to be made hereunder.

In the event of failure to make any payment when due hereunder, or in the event the entire balance hereunder is accelerated as the result of a breach of, or the event of a default under the terms of this Note or any of the other Loan Documents (which default is not cured within the permitted cure periods), or an advance is made under the Loan Documents to preserve and protect any collateral securing this Note, or to enforce the provisions of this Note or the other Loan Documents, interest shall be paid upon the entire outstanding principal balance and all other advances made pursuant to this provision, at the rate of fifteen percent (15%) per annum, until all amounts due and owing under this Note and the Loan Documents are paid in full.  In each event that any payment due hereunder shall be made by check or other negotiable instrument, and such check or negotiable instrument is dishonored or refused by Maker or the payor institution, the Maker agrees to pay, in addition to the all other sums due hereunder, a charge of One Hundred Fifty Dollars and No Cents ($150.00) per check or negotiable instrument so dishonored or refused.  At Holder’s option, all sums due hereunder must be paid in the form of bank cashier’s check or wire transfers.

All payments made hereunder shall first be applied to the payment of any interest, including interest at the default rate due and owing, and then to the payment of other sums (other than principal) due and owing under the Loan Documents, then to the payment of the principal balance due and owing hereunder.

This Note is secured by various Loan Documents, including, without limitation, the Pledge, and such other agreements and assignments as required by Holder and executed and delivered by Maker in connection with the loan evidenced by this Note and the Loan Documents.
In the event Maker shall default in any of the payments due hereunder, Holder shall give Maker notice of such default and thereafter, if such payment is not made within ten (10) days after such notice is given, or in the event Maker breaches or defaults in the performance of any covenant, obligation, condition, representation or warranty contained in any of the other Loan Documents, which breach or default is not cured within the applicable cure periods as provided in the Loan Documents, the full amount remaining unpaid hereunder, together with accrued and unpaid interest, and fees and any subsequent advances, including, without limitation, advances made by Holder for payment of reasonable attorneys’ fees or in connection with the preservation or protection of any collateral pledged to secure payment hereof, at the option of Holder, shall be accelerated and shall become immediately due and payable, in full, without further notice.  It is agreed that notice of the exercise of such acceleration option is hereby expressly waived.  Failure by Holder at any time, or from time to time, to exercise such acceleration option shall not constitute a waiver of the right to exercise the same at any other time.

This Note may not be transferred by Maker or assumed by any third party, except as permitted by Holder in writing.

This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject Holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Maker is permitted by law to contract or agree to pay.  In the event maturity of this Note is accelerated by reason of an election by Holder thereof resulting from a breach or default hereunder or under the Pledge, or under the terms of any of the other Loan Documents, or by voluntary prepayment by Maker, or otherwise, then earned interest may never include more than the maximum rate of interest permitted by applicable law.  If from any circumstance any Holder of this Note shall ever receive interest or other charges constituting interest, or adjudicated as constituting interest, the amount of which, if any, would exceed the maximum rate of interest permitted by applicable law, said excess amount shall be reclassified as a principal payment and shall be applied to the reduction of the principal amount then owing on this Note or on account of any other principal indebtedness of Maker to Holder and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal of this Note and any such other indebtedness, the amount of such excessive interest that exceeds the unpaid principal balance of this Note or such other indebtedness shall be refunded to Maker.  All sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness of Maker to Holder shall be prorated, allocated and spread throughout the full term of such indebtedness until payment in full for the purpose of determining the actual rate of interest on such indebtedness so that the actual rate of interest on such indebtedness is uniform throughout the term, and, in conjunction therewith, if the loan evidenced by this Note should ever be deemed to consist of two or more loans, then any sum paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness of Maker to Holder which is deemed to be excessive interest with respect to one or more of such loans shall be allocated to the loan or loans for which a maximum lawful rate of interest has not been contracted for, charged or received or for which no maximum rate of interest exists.

Except as otherwise provided for herein, Maker, endorsers or other persons liable hereunder, waive diligence or delinquency in collection, demand for payment, presentment for payment, protest, notice, notice of protest, notice of dishonor and all duty or obligation of Holder to effect, protect, perfect, retain or enforce any security for payment of this Note or to proceed against any collateral.  This Note shall be the joint and several obligation of Maker, endorsers or other persons liable hereunder and shall be binding upon them, their personal representatives, heirs, successors and assigns.

Maker, endorsers or other persons liable hereunder, jointly and severally, unconditionally guarantee prompt satisfaction when due, whether by acceleration or otherwise, of the entire outstanding principal balance and all accrued and unpaid interest, and amounts of any additional advancements, and further agree to immediately pay to Holder upon demand, all losses, costs, expenses (including reasonable attorneys’ fees as provided herein) incurred by Holder from collection and/or enforcement of this Note in the event of default.  If this Note is placed in the hands of an attorney in the event of default for collection or to enforce payment hereunder or to enforce any other obligation as so provided in any other Purchase Document, whether suit or other legal action is filed or foreclosure proceedings are in fact commenced, Maker agrees to pay, in addition to all other sums due hereunder, reasonable attorneys’ fees incurred in connection with the enforcement of payment or the enforcement of the other obligations of Maker under the other Loan Documents, and the collection of said sums, including reasonable attorneys’ fees incurred in preparation for and proceedings in foreclosure, probate, bankruptcy, receivership, or other legal proceedings in connection with the enforcement of payment or other obligations and collection of all sums evidenced by this Note.

No extension, postponement, forbearance, delay or failure on the part of the Holder of this Note in the exercise of any power, right or remedy hereunder, under the Pledge or under the other Loan Documents, or at law or in equity, shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power, right or remedy.  All rights, powers and remedies of the Holder shall be cumulative and may be exercised simultaneously or from time to time in such order and manner as the Holder in its sole discretion may elect.

In the event any one or more of the provisions of this Note for any reason shall be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates or would operate prospectively to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

This Note may not be amended, modified, or changed, nor shall any waiver by Holder hereof of any provision of this Note be effective, except by written instrument signed by the party against whom enforcement of such amendment, modification, or waiver is sought.

Time is of the essence with respect to all payment provisions set forth in this Note.

Holder may, in the exercise of its discretion, foreclose its security interests and liens in any property securing payment of this Note simultaneously or severally, in any order selected by Holder.  Maker waives any right to require Holder to marshal assets in enforcing Holder's remedies.

Maker, and all endorsers or other persons liable hereunder, agree to promptly pay any and all deficiencies which may arise if Holder exercises its rights under the Pledge or any other agreement comprising the Loan Documents, it being the intention of Maker and Holder that Holder shall have full recourse against each undersigned Maker, all endorsers or other persons liable hereunder and that they shall remain fully liable for the all amounts which are due and owing hereunder, regardless of the value of the collateral securing this Note and regardless of whether or not the Holder elects to exercise any of its remedies against the collateral.

Each individual executing this Note represents and warrants that he or she is duly authorized to execute and deliver this Note on behalf of the person or entity for which he or she is so executing and that this Note is binding upon the undersigned Maker in accordance with its terms, except to the extent that enforcement of remedies is limited by applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally, and that the proceeds of the loan to the undersigned Maker, which is the basis for the indebtedness evidenced by this Note, shall be used for business and commercial purposes, and not individually for any personal, family or household purposes.

      This Note shall be interpreted and enforced in accordance with the substantive and procedural laws and rules of the State of Colorado.  The parties hereto also agree that jurisdiction and venue for all proceedings under this Note shall be in city and county of Denver, Colorado.  The prevailing party in any such proceeding shall be entitled to recover its reasonable attorney’s fees and costs incurred, in addition to any other damages.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

MAKER:

XEDAR CORPORATION,
a Colorado corporation

By:    /s/ Steven M. Bragg
   Steven M. Bragg, CFO